UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2020

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights		The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2020, Inspired Entertainment, Inc., a Delaware corporation (“Inspired”), entered into an Extended Grace Period Letter Agreement (the “Amendment”) to the Senior Facilities Agreement (the “SFA”) dated as of September 27, 2019, by and among Inspired, Gaming Acquisitions Limited, Nomura International plc, Macquarie Corporate Holdings Pty Limited (UK Branch), certain lenders named therein, Lucid Agency Services Limited, as agent, and Lucid Trustee Services Limited.

The parties entered into the Amendment in order to, among other things, (i) increase the grace period (the “Extended Grace Period”) applicable to payment defaults for non-payment of interest with respect to certain interest payments that became due on April 1, 2020 from three business days to 75 calendar days and (ii) permit certain transfers of the commitments under the SFA to certain entities nominated by the lenders from time to time, subject to certain exceptions.

The Amendment also imposes additional obligations on Inspired and its subsidiaries during the Extended Grace Period including, among other things, (i) additional reporting obligations to the lenders under the SFA, including a weekly budget containing a 13-week cash flow forecast, (ii) a minimum liquidity covenant and (iii) restrictions on disposals, incurrence of financial indebtedness or granting of security. The Amendment also contemplates that the parties to the SFA will negotiate in good faith and use all reasonable efforts to amend and restate the SFA (the “Amendment & Restatement”) with certain further amendments that are described in the term sheet (the “Term Sheet”) attached at Schedule 2 (Consensual Amendment Term Sheet) of the Amendment.

The amendments described in the Term Sheet include, among other things, (i) an increase of the percentage of Excess Cash Flow (as defined in the SFA) to be applied in mandatory prepayment of the Loans (as defined in the SFA) and the reduction of the de minimis threshold applicable to such prepayments, (ii) the capitalization of certain interest payments that became due on April 1, 2020, (iii) an increase to the margin applicable to the Facilities (as defined in the SFA), (iv) a reset of the leverage financial covenant contained in the SFA, (v) the removal of any ability to carry forward or carry back any unused allowance under the capital expenditure financial covenant in the SFA, and (vi) the removal of certain rating requirements under the SFA. The terms set out in the Term Sheet are subject to further negotiation and agreement by the parties to the Amendment prior to the Amendment & Restatement. As a condition precedent to the execution of the Amendment & Restatement, Inspired must receive proceeds from the sale or issuance of equity and/or subordinated indebtedness in an aggregate amount of at least £30,000,000 (or its equivalent in other currencies).

The Amendment is governed by English law.

The foregoing description of the Amendment, the Term Sheet and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amendment and the Term Sheet, which are filed as Exhibit 10.1 hereto and incorporated herein by reference.

Certain Relationships

The information set forth under “Commitment Letter” and “Certain Relationships” in Item 1.01 of the Current Report on Form 8-K filed by Inspired with the Securities and Exchange Commission on June 11, 2019 is incorporated herein by reference.

In the ordinary course of their respective businesses, certain of the agents and lenders, or their respective affiliates, under the SFA have performed, and may in the future perform, commercial banking, investment banking, advisory or other financial services for Inspired and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 1, 2020, Inspired’s indirect subsidiary Gaming Acquisitions Limited, a company incorporated under the laws of England and Wales, did not make interest payments in the amounts of £5,674,745.77 and €3,088,125.00 (the “Overdue Amounts”) when due under the SFA (the “Trigger Event”). As a consequence of the Trigger Event, interest is accruing on the Overdue Amounts from the Trigger Event at a default rate equal to the applicable margin plus 1.0% (i.e., with respect to Overdue Amounts denominated in Euros, 7.75% per annum and, with respect to Overdue Amounts denominated in Sterling, 8.25% per annum).

The Trigger Event constitutes a Default under and as defined in the SFA, which may, if Inspired and its subsidiaries fail to remedy such Default during the Extended Grace Period, including, without limitation, by failing to enter into the Amendment & Restatement, result in an Event of Default, as a result of which all the obligations under the SFA may be accelerated by lenders whose aggregate commitments are equal to or exceed 66.67% of the total commitments under the SFA.

Item 7.01   Regulation FD Disclosure.

At March 31, 2020, Inspired had Cash and Cash Equivalents of approximately £39 million (equivalent to approximately $48 million at exchange rates on March 31, 2020). These unaudited amounts include amounts previously drawn under the secured revolving facility under the SFA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1*	Extended Grace Period Letter Agreement to the Senior Facilities Agreement, dated as of April 6, 2020, by and between Inspired Entertainment, Inc. and Lucid Agency Services, as agent.

*	Certain schedules have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 7, 2020

INSPIRED ENTERTAINMENT, INC.

By:	/s/ A. Lorne Weil
Name: A. Lorne Weil Title: Executive Chairman

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